Exhibit 99.1

Schnitzer Reports Second Quarter Fiscal 2023 Financial Results

Significant Sequential Performance Improvement on Strengthening Demand

Strong Operating Cash Flow Generation of $88 million

Schnitzer Board Declares Quarterly Dividend

PORTLAND, Ore.--(BUSINESS WIRE)--April 5, 2023--Schnitzer Steel Industries, Inc. (NASDAQ: SCHN) today reported results for its second quarter of fiscal 2023 ended February 28, 2023.

Second Quarter Fiscal 2023 Highlights

  Diluted earnings per share from continuing operations of $0.14. Net income of $4 million and net income per ferrous ton of $3.
  Adjusted diluted earnings per share from continuing operations of $0.14.
  Adjusted EBITDA of $32 million and adjusted EBITDA per ferrous ton of $25.
  Significant sequential performance improvement driven by higher demand for recycled metals, with average net selling prices for ferrous and nonferrous up 8% and 10%, respectively.
  Ferrous sales volumes increased sequentially by 48%, benefiting from a drawdown of inventories, including several ferrous shipments that slipped from the previous quarter into December, and the resumption of full operations at the Everett and Oakland facilities in mid-November.
  Strong operating cash flow generation of $88 million.

Recycled metals demand and selling prices strengthened throughout the quarter in both the export and domestic markets amid stronger global steel demand, tight availability of scrap, strong rebar demand in Turkey, and inventory restocking. Sequential performance benefited from higher sales volumes and average net selling prices for recycled metals. The expansion in metals spreads in the higher price environment was limited by the tight supply flow environment. Compressed metal spreads on shipments contracted before the increase in market prices during the second half of the quarter offset the benefit from average inventory accounting of approximately $8 per ferrous ton. Our performance benefited from productivity initiatives and cost reductions to SG&A expense, which were partially offset by charges for various legal matters of approximately $3 million.

On a sequential basis, average net selling prices for ferrous and nonferrous metals increased by 8% and 10%, respectively. Ferrous sales volumes increased sequentially by 48%, benefiting from a drawdown of inventories, including several ferrous shipments that slipped from the previous quarter into December, and the resumption of full operations at the Everett and Oakland facilities in mid-November. Nonferrous sales volumes were up by 1% sequentially. Finished steel net selling prices and sales volumes were each lower sequentially by 7% due to seasonality and softer demand for wire rod products, while rolling mill utilization averaged 75% in the quarter.

Tamara Lundgren, Chairman and Chief Executive Officer, said, “Our strong sequential performance improvement reflects strengthening demand and prices for recycled metals and the resolution of the operational disruptions we faced in the first quarter. We achieved these results and generated strong operating cash flow despite tighter than expected supply flows.”

Ms. Lundgren continued, “Looking forward, we expect a further improvement in results in the third quarter driven by an expansion of metal margins as we realize the benefit of shipments contracted at higher prices and as supply flows improve seasonally. We continue to believe the structural demand for recycled metals remains positive, supported by the transition to low carbon technologies, the increased focus on decarbonization, and the expected funding related to the Infrastructure Investment and Jobs Act and the Inflation Reduction Act, including Buy Clean provisions.”

Summary Results
($ in millions, except per share amounts, and prices per ton/pound)
	Quarter			Six Months Ended
	2Q23	1Q23	2Q22	2023	2022
Revenues	$756	$599	$783	$1,355	$1,581
Gross margin (total revenues less cost of goods sold)	$73	$49	$113	$122	$228
Selling, general and administrative expense	$64	$64	$61	$128	$116
Net income (loss)	$4	$(18)	$38	$(13)	$85
Net income (loss) per ferrous ton	$3	$(21)	$36	$(6)	$38
Diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
Reported	$0.14	$(0.64)	$1.27	$(0.49)	$2.81
Adjusted(1)	$0.14	$(0.44)	$1.38	$(0.30)	$2.96
Adjusted EBITDA(1)	$32	$8	$75	$40	$153
Adjusted EBITDA per ferrous ton(1) (4)	$25	$10	$70	$19	$69

Ferrous sales volumes (LT, in thousands)	1,263	851	1,071	2,114	2,219
Avg. net ferrous sales prices ($/LT)(2)	$367	$340	$445	$357	$446
Nonferrous sales volumes (pounds, in millions)(3)	165	163	147	328	300
Avg. nonferrous sales prices ($/pound)(2)(3)	$0.99	$0.90	$1.10	$0.94	$1.08
Finished steel average net sales price ($/ST)(2)	$943	$1,015	$1,045	$980	$1,013
Finished steel sales volumes (ST, in thousands)	109	118	106	227	205
Rolling mill utilization (%)	75%	81%	86%	78%	82%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Nonferrous sales volumes and average nonferrous prices excludes platinum group metals (“PGMs”) in catalytic converters.
(4)	May not foot due to rounding.

Second Quarter Fiscal 2023 Financial Review and Analysis

Second quarter performance reflects the full achievement of the $10 million quarterly run rate of productivity initiatives announced last October and approximately two-thirds of the quarterly run rate of $5 million of SG&A savings initiatives announced in January. These initiatives target mitigation of the impact of inflationary pressure on operating costs.

Operating cash flow was $88 million, driven by profitability and a decrease in net working capital due to lower inventories. Total debt at the end of the quarter was $310 million, and debt, net of cash, was $299 million (for a reconciliation of adjusted results and debt, net of cash, to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section). Capital expenditures were $27 million in the quarter, including investments in advanced metal recovery technologies, maintaining the business and environmental-related projects. The effective tax rate for the second quarter of fiscal 2023 was a benefit of approximately 15% on GAAP results and an expense of approximately 14% on adjusted non-GAAP results. During the second quarter, the Company returned capital to shareholders through its 116th consecutive quarterly dividend.

Declaration of Quarterly Dividend

The Board of Directors declared a cash dividend of $0.1875 per common share, payable May 8, 2023 to shareholders of record on April 24, 2023. Schnitzer has paid a dividend every quarter since going public in November 1993.

Analysts’ Conference Call: Second Quarter of Fiscal 2023

A conference call and slide presentation to discuss results will be held today, April 5, 2023, at 11:30 a.m. Eastern and will be hosted by Tamara L. Lundgren, Chairman and Chief Executive Officer, and Stefano Gaggini, Senior Vice President and Chief Financial Officer. The call and the slide presentation will be webcast and accessible on the Company’s website under Company > Investors > Event Calendar at: schnitzersteel.com/company/investors/event-calendar. Summary financial data is provided in the following pages. The slide presentation and related materials will be available prior to the call on the Company's website.

About Schnitzer Steel Industries, Inc.

Schnitzer is one of the largest manufacturers and exporters of recycled metal products in North America with operating facilities located in 25 states, Puerto Rico, and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes 50 stores which sell serviceable used auto parts from salvaged vehicles and receive over 4.1 million annual retail visits. The Company’s steel manufacturing operations produce finished steel products, including rebar, wire rod, and other specialty products. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Six Months Ended
	February 28, 2023	November 30, 2022	February 28, 2022	February 28, 2023	February 28, 2022
Revenues	$755,953	$598,730	$783,198	$1,354,683	$1,581,316
Cost of goods sold	682,937	550,011	670,539	1,232,948	1,353,783
Selling, general and administrative expense	63,957	64,228	61,081	128,185	116,348
Income from joint ventures	(311)	(790)	(591)	(1,101)	(827)
Restructuring charges and other exit-related activities	828	1,592	4	2,420	26
Operating income (loss)	8,542	(16,311)	52,165	(7,769)	111,986
Interest expense	(4,908)	(3,324)	(1,901)	(8,232)	(3,273)
Other loss, net	(99)	(3,884)	(55)	(3,983)	(102)
Income (loss) from continuing operations before income taxes	3,535	(23,519)	50,209	(19,984)	108,611
Income tax benefit (expense)	513	6,032	(12,073)	6,545	(23,170)
Income (loss) from continuing operations	4,048	(17,487)	38,136	(13,439)	85,441
Gain (loss) from discontinued operations, net of tax	224	(69)	29	155	—
Net income (loss)	4,272	(17,556)	38,165	(13,284)	85,441
Net income (loss) attributable to noncontrolling interests	81	(232)	(550)	(151)	(1,627)
Net income (loss) attributable to SSI shareholders	$4,353	$(17,788)	$37,615	$(13,435)	$83,814

Net income (loss) per share attributable to SSI shareholders:
Basic:
Income (loss) per share from continuing operations	$0.15	$(0.64)	$1.33	$(0.49)	$2.97
Net income (loss) per share	$0.16	$(0.64)	$1.33	$(0.48)	$2.97
Diluted:
Income (loss) per share from continuing operations	$0.14	$(0.64)	$1.27	$(0.49)	$2.81
Net income (loss) per share	$0.15	$(0.64)	$1.27	$(0.48)	$2.81
Weighted average number of common shares:
Basic	28,081	27,723	28,231	27,912	28,195
Diluted	28,617	27,723	29,712	27,912	29,798
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.375	$0.375

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)

			YTD
	1Q23	2Q23	2023
Total ferrous volumes (LT, in thousands)(1)	851	1,263	2,114
Total nonferrous volumes (pounds, in thousands)(1)(2)	162,720	164,796	327,516
Ferrous selling prices ($/LT)(3)
Domestic	$313	$359	$336
Foreign	$356	$368	$364
Average	$340	$367	$357
Ferrous sales volume (LT, in thousands)
Domestic	432	444	876
Foreign	418	819	1,238
Total (6)	851	1,263	2,114
Nonferrous average price ($/pound)(2)(3)	$0.90	$0.99	$0.94
Cars purchased (in thousands)(4)	69	72	141
Auto stores at period end	51	50	50
Finished steel average sales price ($/ST)(3)	$1,015	$943	$980
Sales volume (ST, in thousands)
Rebar	101	84	185
Coiled products	16	24	40
Merchant bar and other	1	1	2
Finished steel products sold	118	109	227
Rolling mill utilization(5)	81%	75%	78%
(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Cars purchased by auto parts stores only.
(5)	Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.
(6)	May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC. SELECTED OPERATING STATISTICS (Unaudited)

					FY
	1Q22	2Q22	3Q22	4Q22	2022(6)
Total ferrous volumes (LT, in thousands)(1)	1,148	1,071	1,129	1,268	4,616
Total nonferrous volumes (pounds, in thousands)(1)(2)	153,227	147,145	201,413	185,634	687,419
Ferrous selling prices ($/LT)(3)
Domestic	$431	$418	$516	$389	$438
Foreign	$450	$455	$552	$387	$457
Average	$446	$445	$541	$387	$452
Ferrous sales volume (LT, in thousands)
Domestic	430	408	490	477	1,806
Foreign	718	663	639	791	2,810
Total	1,148	1,071	1,129	1,268	4,616
Nonferrous average price ($/pound)(2)(3)	$1.05	$1.10	$1.12	$1.05	$1.08
Cars purchased (in thousands)(4)	80	73	84	76	312
Auto stores at period end	50	50	50	51	51
Finished steel average sales price ($/ST)(3)	$979	$1,045	$1,129	$1,118	$1,075
Sales volume (ST, in thousands)
Rebar	74	73	99	96	343
Coiled products	25	32	35	28	119
Merchant bar and other	—	1	1	1	3
Finished steel products sold	99	106	135	125	465
Rolling mill utilization(5)	78%	86%	96%	93%	88%
LT = Long Ton, which is equivalent to 2,240 pounds
ST = Short Ton, which is equivalent to 2,000 pounds
(1)	Ferrous and nonferrous volumes sold externally and delivered to our steel mill for finished steel production.
(2)	Excludes platinum group metals (“PGMs”) in catalytic converters.
(3)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(4)	Cars purchased by auto parts stores only.
(5)

Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products. 1Q22 was impacted by mill shutdown beginning in May 2021 and subsequent ramp-up of operations, which was substantially completed in 2Q22.

(6)	May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($ in thousands) (Unaudited)

	February 28, 2023	August 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,459	$43,803
Accounts receivable, net	240,632	237,654
Inventories	286,733	315,189
Other current assets	54,666	74,740
Total current assets	593,490	671,386
Property, plant and equipment, net	689,374	664,120
Operating lease right-of-use assets	112,600	122,413
Goodwill and other assets	385,631	368,678
Total assets	$1,781,095	$1,826,597

Liabilities and Equity
Current liabilities:
Short-term borrowings	$6,527	$6,041
Operating lease liabilities	20,601	21,660
Other current liabilities	294,087	353,872
Total current liabilities	321,215	381,573
Long-term debt, net of current maturities	303,552	242,521
Environmental liabilities, net of current portion	54,980	55,469
Operating lease liabilities, net of current maturities	93,074	101,651
Other long-term liabilities	79,836	86,909
Total liabilities	852,657	868,123

Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	924,947	953,979
Noncontrolling interests	3,491	4,495
Total equity	928,438	958,474
Total liabilities and equity	$1,781,095	$1,826,597

Non-GAAP Financial Measures

This press release contains performance based on adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders, adjusted EBITDA, adjusted EBITDA per ferrous ton, and adjusted selling, general, and administrative expense which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for restructuring charges and other exit-related activities, business development costs not related to ongoing operations including pre-acquisition expenses, charges for legacy environmental matters (net of recoveries), asset impairment charges, and the income tax benefit allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. We believe that presenting debt, net of cash is useful to investors as a measure of our leverage, as cash and cash equivalents can be used, among other things, to repay indebtedness. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Reconciliation of adjusted diluted earnings (loss) per share from continuing operations attributable to SSI shareholders
($ per share)	Three Months Ended			Six Months Ended
	2Q23	1Q23	2Q22	2023	2022
As reported	$0.14	$(0.64)	$1.27	$(0.49)	$2.81
Restructuring charges and other exit-related activities, per share	0.03	0.06	—	0.09	—
Business development costs, per share	—	0.01	0.02	0.01	0.04
Charges for legacy environmental matters, net, per share(1)	—	0.05	0.13	0.05	0.15
Asset impairment charges, per share(2)	—	0.14	—	0.14	—
Income tax benefit allocated to adjustments, per share(3)	(0.04)	(0.06)	(0.04)	(0.10)	(0.04)
Adjusted(4)	$0.14	$(0.44)	$1.38	$(0.30)	$2.96

Reconciliation of adjusted EBITDA and adjusted EBITDA per ferrous ton
($ in millions)	Three Months Ended			Six Months Ended
	2Q23	1Q23	2Q22	2023	2022
Net income (loss)	$4	$(18)	$38	$(13)	$85
Plus interest expense	5	3	2	8	3
Plus tax (benefit) expense	(1)	(6)	12	(7)	23
Plus depreciation and amortization	22	21	19	44	36
Plus restructuring charges and other exit-related activities	1	2	—	2	—
Plus business development costs	—	—	1	—	1
Plus charges for legacy environmental matters, net(1)	—	1	4	1	4
Plus asset impairment charges(2)	—	4	—	4	—
Adjusted EBITDA(4)	$32	$8	$75	$40	$153

Ferrous sales volume (LT, in thousands)	1,263	851	1,071	2,114	2,219
Adjusted EBITDA per ferrous ton sold ($/LT)	$25	$10	$70	$19	$69
LT = Long Ton, which is equivalent to 2,240 pounds
(1)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(2)

For the first quarter and first six months of fiscal 2023, asset impairment charges included $4 million ($0.14 per share before income tax) reported within "Other loss, net" on the Unaudited Condensed Consolidated Statement of Operations.

(3)

Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings per share from continuing operations attributable to SSI shareholders is determined based on a tax provision calculated with and without the adjustments.

(4)	May not foot due to rounding.

Reconciliation of Adjusted selling, general and administrative expense:
($ in millions)	Three Months Ended			Six Months Ended
	2Q23	1Q23	2Q22	2023	2022
As reported	$64	$64	$61	$128	$116
Business development costs	—	—	(1)	—	(1)
Charges for legacy environmental matters, net(1)	—	(1)	(4)	(1)	(4)
Adjusted(2)	$64	$63	$57	$126	$111
(1)	Legal and environmental charges, net of recoveries, for legacy environmental matters including those related to the Portland Harbor Superfund site and to other legacy environmental loss contingencies.
(2)	May not foot due to rounding
Reconciliation of debt, net of cash
($ in thousands)
	February 28, 2023	November 30, 2022	August 31, 2022
Short-term borrowings	$6,527	$6,379	$6,041
Long-term debt, net of current maturities	303,552	351,200	242,521
Total debt	310,079	357,579	248,562
Less: cash and cash equivalents	11,459	3,539	43,803
Total debt, net of cash	$298,620	$354,040	$204,759

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “the Company,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs, and strategies regarding the future, which may include statements regarding the impact of equipment upgrades, equipment failures, and facility damage on production, including timing of repairs and resumption of operations; the realization of insurance recoveries; the impact of pandemics, epidemics, or other public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic; the Company’s outlook, growth initiatives, or expected results or objectives, including pricing, margins, sales volumes, and profitability; completion of acquisitions and integration of acquired businesses; the impacts of supply chain disruptions, inflation, and rising interest rates; liquidity positions; our ability to generate cash from continuing operations; trends, cyclicality, and changes in the markets we sell into; strategic direction or goals; targets; changes to manufacturing and production processes; the realization of deferred tax assets; planned capital expenditures; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions, and credits; the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; the impact of labor shortages or increased labor costs; obligations under our retirement plans; benefits, savings, or additional costs from business realignment, cost containment, and productivity improvement programs; the potential impact of adopting new accounting pronouncements; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations, and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of Part I of our most recent Annual Report on Form 10-K. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the impact of equipment upgrades, equipment failures, and facility damage on production; failure to realize or delays in realizing expected benefits from capital projects, including investments in processing and manufacturing technology improvements; the cyclicality and impact of general economic conditions; the impact of inflation, rising interest rates, and foreign currency fluctuations; changing conditions in global markets including the impact of sanctions and tariffs, quotas, and other trade actions and import restrictions; increases in the relative value of the U.S. dollar; economic and geopolitical instability including as a result of military conflict; volatile supply and demand conditions affecting prices and volumes in the markets for raw materials and other inputs we purchase; significant decreases in recycled metal prices; imbalances in supply and demand conditions in the global steel industry; difficulties associated with acquisitions and integration of acquired businesses; supply chain disruptions; reliance on third-party shipping companies, including with respect to freight rates and the availability of transportation; the impact of goodwill impairment charges; the impact of long-lived asset and equity investment impairment charges; the impact of pandemics, epidemics, or other public health emergencies, such as the COVID-19 pandemic; inability to achieve or sustain the benefits from productivity, cost savings, and restructuring initiatives; inability to renew facility leases; customer fulfillment of their contractual obligations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under the agreement governing our bank credit facilities; the impact of consolidation in the steel industry; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; translation risks associated with fluctuation in foreign exchange rates; inability to obtain or renew business licenses and permits; environmental compliance costs and potential environmental liabilities; increased environmental regulations and enforcement; compliance with climate change and greenhouse gas emission laws and regulations; the impact of labor shortages or increased labor costs; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

Contacts

Investor Relations:
Michael Bennett
(503) 323-2811
mcbennett@schn.com

Company Info:
www.schnitzersteel.com
ir@schn.com